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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 4, 2000

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                                  ABAXIS, INC.
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             (Exact name of registrant as specified in its charter)

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
          CALIFORNIA                          000-19720                   77-0213001
(State or other jurisdiction of       (Commission File Number)        (I.R.S. Employer)
 incorporation or organization)       ------------------------        Identification No.)
-------------------------------                                       -------------------
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
    3240 WHIPPLE ROAD, UNION CITY, CA                                   94587
 (Address of principal executive offices)                             (Zip Code)
 ----------------------------------------                             ----------
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       Registrant's telephone number, including area code: (510) 675-6500
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             (Former name or address, if changes since last report)



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Pursuant to Rule 12b-15 as promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended, Abaxis, Inc. hereby amends, in their entirety, Item 5 and Exhibit 4.1 of its Current Report on Form 8-K which it filed with the Securities and Exchange Commission on October 19, 2000, to be as follows:

ITEM 5. OTHER EVENTS.

     On October 4, 2000 and November 17, 2000, Abaxis, Inc. (referred to hereafter as "us" or "we") closed the sale of an aggregate of 6,578 shares of Series D Convertible Preferred Stock ("Series D Preferred Stock") to purchasers (the "Series D Financing"). We sold the Series D Preferred Stock at a price of $1,000 per share for a total offering of $6,578,000 and we were authorized to sell up to 10,000 shares of Series D Preferred Stock for a total offering of up to $10,000,000. We realized net proceeds for the sale, after fees, totaling approximately $6,183,000, which we plan to use for capital equipment expenditures and general working capital purposes.

     Each share of Series D Preferred Stock is convertible into the number of shares of our Common Stock determined by dividing $1,000 by the initial conversion price of $7.00 (the "Series D Conversion Price"). No fractional shares may be issued upon conversion. For each share of Series D Preferred Stock purchased, each purchaser also received a warrant to purchase fifty shares of our Common Stock, exercisable within five years of the date of issuance at an exercise price per share of $7.00. The Series D Conversion Price is subject to adjustment for anti-dilution provisions, stock splits, stock combinations, recapitalizations and the like as more fully set forth in the Certificate of Designation for the Series D Preferred Stock (the "Certificate of Designation"). The Series D Preferred Stock may be converted into our Common Stock at any time after issuance thereof. Each share shall automatically be converted upon the earlier to occur of: (i) September 27, 2005; provided, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is less than $7.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for each of the twenty
(20) consecutive trading days immediately prior to and including September 27, 2005, then the Series D Preferred Stock will convert into Common Stock automatically upon the earlier to occur of (A) September 27, 2006 or (B) on the first date following the first anniversary of the date of filing the Certificate of Designation that the closing sales price of our Common Stock as reported on the Nasdaq National Market System has exceeded $14.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations, recapitalizations or similar events) for the twenty (20) consecutive trading days immediately prior to such date (the "Market Conversion Date"); and provided, further, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is $7.00 or greater for any twenty (20) consecutive trading days following the first anniversary of the filing of the Certificate of Designation, then the one year extension of the automatic conversion date provided for in the preceding clause above, will not apply, and the conversion date will remain the earlier to occur of (A) September 27, 2005 or (B) the Market Conversion Date; or (ii) the Market Conversion Date.

     We have agreed to file a registration statement Form S-3 no later than forty-five (45) days after the execution date of the Securities Subscription Agreement, or as soon as practicable thereafter, and we have agreed to keep the registration effective until the earlier of one year thereafter or until all the Series D Preferred Stock has been resold pursuant to an effective registration statement.

     The foregoing description of the Series D Financing is qualified in its entirety by the Securities Subscription Agreement, dated October 4, 2000 and attached to this filing as Exhibit 4.1, and the other agreements and instruments executed in connection therewith, copies of which are attached as exhibits 3.1,
4.2 and 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of January, 2001.

                                       Abaxis, Inc.


                                       By: /s/  Donald Stewart
                                          ---------------------------
                                          Donald Stewart
                                          Chief Financial Officer


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                                 EXHIBIT INDEX


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
Exhibit #     Description
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
   4.1        Securities Subscription Agreement
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